SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )

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                             THE KAUFMANN FUND, INC.
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                           FREQUENTLY ASKED QUESTIONS

OCTOBER 20, 2000


o    WHY IS KAUFMANN DOING THIS DEAL?

     Hans and Larry were looking to partner with a family of funds like Federated, which has strong intermediary distribution. In doing so, they are better positioned to focus their resources and energies on continuing the strong performance that Kaufmann Fund shareholders have enjoyed.

o    HOW WILL EXISTING KAUFMANN SHAREHOLDERS BE AFFECTED BY THE PROPOSED
     ACQUISITION?

     Federated will make every effort to make the reorganization a seamless transaction for the shareholders. Hans and Larry run the fund, their team remains in place and we're confident that strong history of performance will continue. That means little changes.

o    HOW WILL THE SHARES CONVERT?

     Each shareholder's financial interest and number of shares will remain the same at the moment of conversion.

o    WILL SHAREHOLDERS INCUR ANY TAX IMPLICATIONS AS A RESULT OF THE
     REORGANIZATION?

     This will be a tax-free event for the Fund shareholders. Shareholders will not have to pay capital gains or take capital losses on Kaufmann shares due to this reorganization unless the shareholder liquidates. Each shareholder's cost basis will also remain the same. Shareholders will, of course, be responsible for the tax obligation of the dividends and capital gain distributions they will receive. Of course, the tax status of any and all retirement accounts will not be affected at all.

o WHEN DO YOU EXPECT THE SHAREHOLDER VOTE ON APPROVAL OF THE REORGANIZATION TO TAKE PLACE?

     Sometime in the first quarter of 2001.

o    WHERE CAN I FIND MORE INFORMATION ON FEDERATED INVESTORS?

     Federated Investors web site:  http://www.federatedinvestors.com.